Exhibit (o) under N-1A
                                                Exhibit 24 under Item 601/Reg SK


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary, Assistant Secretary(ies) of MARSHALL FUNDS, INC. and Senior Corporate Counsel, Mutual Fund Services and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----


/S/ JOHN M. BLASER                  President & Director      October 23, 2000
---------------------------------
John M. Blaser                      (Principal Executive Officer)


/S/ ANN K. PEIRICK                  Treasurer                 October 23, 2000
---------------------------------
Ann K. Peirick                      (Principal Financial and Accounting
Officer)


/S/ DUANE E. DINGMAN                Director                  October 23, 2000
---------------------------------
Duane E. Dingmann

/S/ JOHN DEVINCENTIS                Director                  October 23, 2000
---------------------------------
John DeVincentis

/S/ JAMES MITCHELL                  Director                  October 23, 2000
---------------------------------
James Mitchell

/S/ BARBARA J. POPE                 Director                  October 23, 2000
---------------------------------
Barbara J. Pope

/S/ DAVID W. SCHULZ                 Director                  October 23, 2000
---------------------------------
David W. Schulz

Sworn to and subscribed before me this 23rd day of October, 2000.

/S/ JANICE VANDENBERG

Notarial Seal
Janice Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002

Member, Pennsylvania Association of Notraries